Exhibit H

FORM OF GLOBAL DTC SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE REPUBLIC OF ITALY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. (“CEDE”) OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

THIS GLOBAL DTC SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE FISCAL AGENCY AGREEMENT.

US$ 500,000,000

REPUBLIC OF ITALY

4.000% NOTES DUE OCTOBER 17, 2049

Common Code 206656786

CUSIP 465410 BZ0

ISIN US465410BZ07

The Republic of Italy (herein called the “Issuer” or “Italy”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum set forth in the attached Schedule A, which principal sum at any time shall not exceed US$ 500,000,000 on October 17, 2049, and to pay interest thereon at the rate of 4.000% per annum to be determined in accordance with the provisions hereinafter set forth from and including October 17, 2019, until the principal hereof is paid or made available for payment. Interest shall be payable semi-annually in arrears in two equal payments commencing April 17 and October 17 of each year (each an “Interest Payment Date”), unless any Interest Payment Date would otherwise fall on a day which is not a Banking Day, in which case the Interest Payment Date shall be the immediately succeeding Banking Day without any interest or other payment as a result of the delay. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. “Banking Day” means any day that is a day on which banking institutions in The City of New York are not generally authorized or obligated by law, regulation or executive order to close.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Fiscal Agency Agreement hereinafter referred to, be paid to the person (the “registered holder”) in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the preceding April 3 and October 3, as the case may be (each a “Regular Record Date”). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such interest to be fixed by Italy, notice whereof shall be given to registered holders of Securities of this Series (as defined in the Fiscal Agency Agreement) not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange.

Principal of (and premium, if any, on) this Security shall be payable at the corporate trust office of Citibank, N.A. as fiscal agent or its successor (the “Fiscal Agent”) and at the offices of such other Fiscal Agents as Italy shall have appointed pursuant to the Fiscal Agency Agreement. Payments of principal of the Securities shall be made against surrender of registered Securities of a Series, and payments of any interest on this Security shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the aforementioned register. The Issuer covenants that until this Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of and interest on this Security have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain offices or agencies in the Borough of Manhattan, The City of New York and in Europe (which, so long as the Securities are listed on the Luxembourg Stock Exchange and such Exchange shall so require, shall include an office or agency in Luxembourg) for the payment of the principal of and interest on the Securities as herein provided.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as is set forth at this place.

The Securities are issued pursuant to a Fiscal Agency Agreement, dated as of January 29, 2013, between Italy and Citibank N.A. (the “Fiscal Agent”).

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, this Security shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

REPUBLIC OF ITALY

By:
Ministry of Economy and Finance

This is one of the Securities of the Series referred to in the within-mentioned Fiscal Agency Agreement.

CITIBANK, N.A.

As Fiscal Agent

By:
Authorized Officer

REVERSE GLOBAL DTC SECURITY
REPUBLIC OF ITALY

4.000% NOTES DUE OCTOBER 17, 2049

1.          (a)                   This Security is one of a duly authorized issue of securities of the Issuer consisting of US$ 500,000,000 principal amount of 4.000% Notes due 2049 issued by Italy on October 17, 2019 (herein called the “Securities”), issued and to be issued in accordance with a Fiscal Agency Agreement, dated as of January 29, 2013 (herein called the “Fiscal Agency Agreement”), between the Issuer and Citibank, N.A. in respect of the issue of the Securities (herein called the “Fiscal Agent”, which term includes any successor fiscal agent under the Fiscal Agency Agreement, copies of which Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in London, England, and, so long as the Securities are listed on the Luxembourg Stock Exchange and such Exchange shall so require, at the office of the Fiscal Agent hereinafter named in Luxembourg. This Security is one of the Series designated on the face hereof, limited in aggregate principal amount to US$ 2,500,000,000.

(b)                   The Securities are the direct, unconditional, general and (subject to the provisions below) unsecured obligations of Italy and will rank equally with all other evidences of indebtedness issued in accordance with the Fiscal Agency Agreement and with all other unsecured and unsubordinated general obligations of Italy for money borrowed, except for such obligations as may be preferred by mandatory provisions of international treaties and similar obligations to which Italy is a party. Italy hereby pledges its full faith and credit for the due and punctual payment of the Securities and for the due and timely performance of all obligations of Italy with respect thereto.

(c)                    Italy hereby agrees that it will not create any Encumbrance upon the whole or any part of its present or future revenues or assets to secure any present or future Public External Indebtedness without securing the Securities Outstanding (as defined in the Fiscal Agency Agreement) equally and ratably with such Public External Indebtedness, and the instrument creating any such Encumbrance shall expressly provide therefor. “Encumbrance” shall mean any mortgage, charge, pledge, lien or other arrangement creating security other than (a) any Encumbrance on goods or other assets provided to or acquired by Italy and securing a sum of Public External Indebtedness not greater than the purchase price (together with interest and other related charges) of such goods or assets and any related services; or (b) any Encumbrance securing or providing for the payment of Public External Indebtedness incurred in connection with any Project Financing provided that such Encumbrance applies only to (i) assets which are the subject of such Project Financing or (ii) revenues or claims which arise from the operation, failure to meet specifications, exploitation, sale or loss of, or failure to complete, or damage to, such properties. “Project Financing” shall mean any arrangement for the provision of funds which are to be used solely to finance a project for the acquisition, construction, development or exploitation of any assets pursuant to which the persons providing such funds agree that the principal source of repayment of such funds will be the project and the revenues (including insurance proceeds and contractual claims) generated by such project. “Public External Indebtedness” shall mean all indebtedness of Italy in the form of bonds, notes, debentures or other securities issued by Italy on international markets (but for the avoidance of doubt, excluding any such securities issued exclusively in Italy) that are or were intended to be quoted, listed or traded on any securities exchange or other securities market.

2.                                                  Except as set forth in the following sentence, the Securities are issuable only as fully registered global securities, without coupons (for purposes of this Paragraph 2, each, a “Global Security”), each registered in the name of either (x) Cede & Co., or a nominee thereof, in respect of interests held through DTC, or a successor of DTC or a nominee thereof, or (y) Citivic Nominees Limited, a nominee of Citibank, N.A., London office, as common depositary for, and in respect of interests held through,

Euroclear and Clearstream or a successor to Euroclear or Clearstream or a nominee thereof, (each of DTC, Euroclear and Clearstream, and any successor to any of them, is referred to herein as a “Clearing System”) and (i) no Global Security may be transferred, except in whole and not in part, and only to a Clearing System, one or more nominees of a Clearing System or one or more respective successors of a Clearing System and its nominees, and (ii) no Global Security may be exchanged for any Security other than another Global Security. Notwithstanding any other provision of the Fiscal Agency Agreement or this Global Security, a Global Security may be transferred to, or exchanged for registered Securities registered in the name of, a person other than a Clearing System, a nominee of a Clearing System or a successor of a Clearing System or its nominee if (i) the relevant Clearing System (a) notifies Italy that it is unwilling or unable to continue as depositary for such Global Security or (b) in the case of DTC, or a successor thereto, ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when it is required to be, and in either such case (a) or (b) a successor is not appointed by Italy within 90 days after receiving such notice or becoming aware that DTC or such successor is no longer so registered, (ii) Italy, in its sole discretion, instructs the Fiscal Agent in writing that a Global Security shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an event of default with respect to the Securities evidenced by this Global Security (as set forth in Paragraph 7). Registered Securities issued in exchange for this Global Security will be registered in such names as an authorized representative of the relevant Clearing System shall request, and issued in denominations of $200,000 and integral multiples of $1,000 above that amount.

3.                                                  The Issuer shall maintain in London, England an office or agency where Securities may be surrendered for registration of transfer. The Issuer has initially appointed the corporate trust office of the Fiscal Agent as its agent in London, England for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, Italy will provide for the registration of Securities and registration of transfers of Securities. Italy reserves the right to vary or terminate the appointment of the Fiscal Agent as security registrar or to appoint additional or other registrars or to approve any change in the office through which any security registrar acts, provided that there will at all times be a security registrar in London, England. Subject to Paragraph 2, the transfer of a Security is registrable on the aforementioned register upon surrender of such Security at the corporate trust office of the Fiscal Agent duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent duly executed by, the registered holder thereof or his attorney duly authorized in writing. Subject to Paragraph 2, upon such surrender of this Security for registration of transfer, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount.

In the event of a redemption of the Securities in part, the Issuer shall not be required (i) to register the transfer or exchange any Security during a period beginning at the opening of business 15 days before, and continuing until, the date notice is given identifying the Securities to be redeemed, or (ii) to register the transfer of or exchange any Security, or portion thereof, called for redemption.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of Italy, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but Italy may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

The Securities will become void unless surrendered for payment within a period of five years from the date on which the payment in respect thereof first becomes due or, if the full amount of the money has not been received by a Fiscal Agent on or prior to such due date, the date on which, the full amount of such money having been so received, notice to that effect shall have been given to the holders.

4.          (a)                   The Issuer shall pay to the Fiscal Agent at its principal office in London, England, on or prior to each Interest Payment Date, any redemption date, and the maturity date of the Securities, in such amounts sufficient (with any amounts then held by the Fiscal Agent and available for the purpose) to, respectively, pay the interest on, or the redemption price of and accrued interest (if the redemption date is not an Interest Payment Date) on, and principal of, the Securities due and payable on such Interest Payment Date, redemption date or maturity date, as the case may be. The Fiscal Agent shall apply the amounts so paid to it to the payment of such interest, redemption price and principal in accordance with the terms of the Securities. Any monies paid by the Issuer to the Fiscal Agent for the payment of the principal of (or premium, if any) or interest on any Securities and remaining unclaimed at the end of two years after such principal or interest shall have become due and payable (whether at maturity or otherwise) shall then be repaid to the Issuer upon its written request, and upon such repayment all liability of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of and interest on this Security as the same shall become due.

(b)                   In any case where the due date for the payment of the principal of or interest on any Security or the date fixed for redemption of any Security shall not be a Banking Day, then payment of principal need not be made on such date at such place but may be made on the next succeeding Banking Day with the same force and effect as if made on the date for such payment or the date fixed for redemption.

5.          (a)                   All payments of principal and interest in respect of the Securities will be exempt from taxes, levies, imposts, duties, deductions, withholdings or other charges, of whatsoever nature, imposed, levied, collected, withheld or assessed by the Republic of Italy or any political subdivision or taxing authority thereof or therein (all of which are referred to herein as “Italian Taxes”) so long as the beneficial owner of the relevant Security is not resident in the Republic of Italy.

Without prejudice to the foregoing, if any payment of principal or interest is not exempt as aforesaid, Italy shall pay, to the extent permitted by law, such additional amounts as are necessary in order that the net payment, after the imposition of any Italian Taxes in respect thereof, will not be less than the amount the holder would have received in the absence of such taxes, except that no such additional amounts shall be payable:

(i)                                     to on behalf of a holder who is able to avoid such imposition, levy, collection, withholding or assessment by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority;

(ii)                                  in respect of any Security presented for payment (where presentation is required) more than 30 days after the Relevant Date, except to the extent that the holder thereof would have been entitled to additional amounts on presenting the same for payment on the expiration of such period of 30 days;

(iii)                               where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(iv)                              in respect of any Security presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Fiscal Agent in a Member State of the European Union.

As used herein, the “Relevant Date” means the date on which such payment first becomes due or, if the full amount of the money payable has not been received by the Fiscal Agent on or prior to such due date, it means the date on which, the full amount of such money having been so received, notice to that effect shall have been duly given in the manner provided in the Fiscal Agency Agreement.

Italy shall pay all stamp and other duties, if any, which may be imposed by the Republic of Italy, the United States or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Fiscal Agent Agreement or the issuance of this Security.

(b)                   Except as specifically provided in this Security, the Issuer shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. Whenever in this Security there is a reference, in any context, to the payment of the principal of or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of additional amounts provided for paragraph in 5(a) to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of such paragraph and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

6.          (a)                   The Securities of this Series are subject to redemption upon not more than 60 nor less than 30 days’ notice given as hereinafter provided, as a whole or in part, at the election of the Issuer, at a redemption price equal to 100% of the principal amount, together with accrued interest (except if the redemption date is an Interest Payment Date) to the redemption date, but interest installments on Securities that are due on or prior to such redemption date will be payable to the holders of such Securities of record at the close of business on the relevant Record Dates referred to above.

(b)                   In the case of any partial redemption of Securities, the Securities to be redeemed shall be selected by the Fiscal Agent not less than 30 days prior to the redemption date from the Outstanding Securities not previously called for redemption, by such method as the Fiscal Agent shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to US$ 1000 or any integral multiple thereof) of the principal amount of Registered Securities of a denomination larger than US$ 1000.

(c)                    Notices to redeem Securities shall be given by publication at least once in a leading daily newspaper in the English language of general circulation in The City of New York and in London, England and generally in Europe which, so long as the Securities are listed on the Luxembourg Stock Exchange and such Exchange shall so require, shall be a daily newspaper of general circulation in Luxembourg and to holders of Registered Securities in writing mailed, first-class postage prepaid, to each holder of Registered Securities, or portions thereof, so to be redeemed, at his address as it appears in the register hereinabove referred to. In the case of a redemption, such notice will be given once not more than 60 days nor less than 30 days prior to the date fixed for redemption. The term “daily newspaper” as used herein shall be deemed to mean a newspaper customarily published on each business day, whether or not it shall be published in Saturday, Sunday or holiday editions. If by reason of the suspension of publication of any newspaper or of regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the holders of Securities in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Issuer or by the Fiscal Agent on behalf of and at the instruction of the Issuer shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the publication or mailed notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to other Securities. Such notices will be deemed to have been given on the date of such publication or mailing or, if published in such newspapers on different dates, on the date of the first such publication. Notices to redeem Securities shall specify the date fixed for redemption, the applicable redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Securities to be redeemed (or portion thereof in the case of a partial redemption of a Security), that interest accrued to the date fixed for redemption (unless such date is an Interest Payment Date) will be paid as specified in said notice and that on and after said date interest thereon will cease to accrue.

(d)               If notice of redemption has been given in the manner set forth in clause (b) of this paragraph 6, the Securities so to be redeemed shall become due and payable on the redemption date specified in such notice and upon presentation and surrender of the Securities at the place or places specified in such notice, the Securities shall be paid and redeemed by the Issuer at the places and in the manner herein specified and at the redemption price herein specified (together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date. From and after the redemption date, if monies for the redemption of Securities called for redemption shall have been made available at the corporate trust office of the Fiscal Agent for redemption on the redemption date, the Securities called for redemption shall cease to bear interest, the only right of the holders of such Securities shall be to receive payment of the redemption price (together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date) as aforesaid. If monies for the redemption of the Securities are not made available for payment until after the redemption date, the Securities called for redemption shall not cease to bear interest until such monies have been so made available.

(e)                Any Registered Security which is to be redeemed only in part shall be surrendered with, if the Issuer or the Fiscal Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent duly executed by, the holder thereof or his attorney duly authorized in writing, and the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver to the registered Holder of such Security without service charge, a new Registered Security or Securities of this Series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

7.                                                In the event:

(a)               of default in the payment of any principal of (and premium, if any, on) or interest on any of the Securities and the continuance of such default for a period of more than 30 days after the due date; or

(b)               of failure to perform or observe any other obligation under the Securities and the continuance of such default for the period of 60 days following written notice thereof to Italy at the office of the Fiscal Agent by any Security holder; or

(c)                that (i) any other present or future Public External Indebtedness in an amount equal to or exceeding US$ 50 million (or its equivalent) becomes due and payable prior to the stated maturity thereof by reason of default in payment of principal thereof or premium, if any, or interest thereon, or any such Public External Indebtedness in an amount equal to or exceeding US$ 50 million (or its equivalent) is not paid at the maturity thereof as extended by any grace period applicable thereto, or (ii) Italy declares a general moratorium on the payment of any Public External Indebtedness;

the Fiscal Agent shall, upon the instruction of the holders of not less than 25% in aggregate principal amount of the Securities then Outstanding, declare the principal of this Security and the interest accrued hereon to be immediately due and payable. Upon any declaration of acceleration properly given in accordance with this Paragraph 7, all amounts payable on the Securities will become immediately due and payable on the date that written notice of acceleration is received by the Issuer and the Fiscal Agent at its corporate trust office, unless all such defaults have been remedied or waived prior to the receipt of such written notice by the Issuer and the Fiscal Agent.

The holders of more than 50% of the aggregate principal amount of the Securities then Outstanding, by written notice to the Issuer and to the Fiscal Agent as set forth in the Fiscal Agency Agreement may, on behalf of all the holders, rescind or annul any notice of acceleration given pursuant to this Paragraph 7.

8.                                      If any mutilated Security is surrendered to the Fiscal Agent, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

If there be delivered to the Issuer and the Fiscal Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Issuer or the Fiscal Agent that such Security has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Fiscal Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security a new Security of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

Upon the issuance of any new Security under this Paragraph, the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Fiscal Agent) connected therewith.

Every new Security issued pursuant to this Paragraph in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone.

Any new Security delivered pursuant to this Paragraph shall be so dated that neither gain nor loss in interest shall result from such exchange.

The provisions of this Paragraph 8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

9.                                      Italy and the Fiscal Agent may, with the approval and/or upon the written consent of holders of Securities as provided in the Fiscal Agency Agreement, and in accordance with the procedures and with the effect set forth in the Fiscal Agency Agreement, modify, amend or supplement the terms of the Securities or, insofar as it affects the Securities, the Fiscal Agency Agreement, in any way, and such holders may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the Securities to be made, given or taken by holders of Securities. Notwithstanding anything to the contrary herein, the terms and conditions of the Securities and any agreement governing the issuance or administration of the Securities may be modified by the Issuer without the consent of any holders of the Securities: (i) to correct a manifest error or cure an ambiguity; or (ii) if the modification is of a formal or technical nature or for the benefit of the holders of the Securities. The Issuer will publish the details of any modification of the Securities made pursuant to this Paragraph 9 within ten days of the modification becoming legally effective.

It shall not be necessary for the vote or consent of the holders of the Securities to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

10.                               No reference herein to the Fiscal Agency Agreement and no provision of this Security or of the Fiscal Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

11.                               The Republic of Italy from time to time, without notice to or the consent of the registered holders of the Securities, may create and issue further Securities ranking pari passu with the Securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further Securities or except for the first payment of interest following the issue date of such further Securities) and so that such further Securities shall be consolidated and form a single series with the Securities and shall have the same terms as to status, redemption or otherwise as the Securities.

12.                               No holder of Securities will be entitled to institute proceedings against the Issuer or take steps to enforce the rights of the holders of Securities under the terms and conditions of the Securities unless the Fiscal Agent, having become bound to proceed in accordance with these terms and conditions, has failed to do so within a reasonable time and such failure is continuing.

13.                               THIS SECURITY SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

14.                               Italy hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute the same and valid obligation of Italy in accordance with its terms, have been done and performed and have happened in due and strict compliance with the applicable laws of the Republic of Italy.

15.                               Italy has appointed its Ambassador to the United States, 3000 Whitehaven Street, N.W., Washington, D.C. 20008, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action arising out of or based on the Securities which may be instituted in any State or Federal court in The City of New York by the holder of any Security, and Italy expressly accepts the jurisdiction of any such court in respect of such action. The Issuer hereby irrevocably waives any immunity to service of process and any objection to venue in respect of any such action to which it might otherwise be entitled in any action arising out of or based on the Securities which may be instituted by the holder of any Security in any State or Federal court in The City of New York or in any competent court in the Republic of Italy to the fullest extent permitted by Italian law. Such appointment shall be irrevocable until all amounts in respect of the principal of (and premium, if any) and any interest due and to become due on or in respect of all the Securities have been either paid or returned to the Issuer as provided in Section 8(b) of the Fiscal Agency Agreement. Italy hereby waives irrevocably any immunity from jurisdiction (but not execution or attachment or process in the nature thereof) to which it might otherwise be entitled in any action arising out of or based on the Securities which may be instituted by the holder of any Security in any State or Federal court in The City of New York or in any competent court in the Republic of Italy to the fullest extent permitted by Italian law. Neither such appointment nor such waiver of immunity shall be interpreted to include actions brought under the United States Federal securities laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription herein, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	-	[•]Custodian[•]
(Cust)

TEN ENT	-	as tenants by the entireties			Under Uniform Gifts to Minors

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

State

Additional abbreviations may also be used
though not in the above list.

FOR VALUE RECEIVED the undersigned hereby
sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF
ASSIGNEE

Please print or typewrite name and address
including postal zip code of assignee

the within note and all rights thereunder, hereby irrevocably constituting and appointing                                           attorney to transfer said note on the books of the Issuer, with full power of substitution in the premises.

Dated:

11

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount of this Global Note shall be US$ 500,000,000. The following increases or decreases in the principal amount of this Global Note have been made:

Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note	Signature of authorized officer of Trustee or Common Depositary	Date of exchange following such decrease or increase